                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K/A

                           AMENDMENT TO REPORT FILED
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                                AMENDMENT NO. 1


                               DECEMBER 31, 1998
                Date of report (date of earliest event reported)


                                   SPSS INC.
               (Exact name of registrant as specified in charter)




       DELAWARE                      33-64732                   36-2815480
(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
     of incorporation)                                        Identification Number)



                               233 S. WACKER DRIVE
                             CHICAGO, ILLINOIS 60606
          (Address of Principal Executive Offices, Including Zip Code)


                                 (312) 651-3000
              (Registrant's Telephone Number, Including Area Code)


                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)

     The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Report on Form 8-K dated December 31, 1998 as set forth in the pages attached hereto.

Item 7. Financial Statements and Exhibits. The financial statements are amended by filing the following financial statements and pro forma financial information:

(a) Financial statements of business acquired:

Integral Solutions Limited and Subsidiary for the year ended April 30, 1998 in Pound Stirlings


    Director's Report for the year ended April 30, 1998.....................F-1
    Auditor's Report to the Shareholders of Integral Solutions Limited
     for the year ended April 30, 1998......................................F-2
    Consolidated Profit and Loss Account for the year ended April 30, 1998..F-3
    Statement of Total Recognised Gains and Losses for the year ended
     April 30, 1998.........................................................F-4
    Consolidated Balance Sheet as at April 30, 1998.........................F-5
    Company Balance Sheet as at April 30, 1998..............................F-6
    Notes to Financial Statements for the year ended April 30, 1998.........F-7

Integral Solutions Limited and Subsidiary for the six months ended
October 31, 1998

    Unaudited Condensed Consolidated Balance Sheet as of October 31, 1998...F-13

    Unaudited Condensed Consolidated Statements of Operations for the six
     months ended October 31, 1998 and 1997.................................F-14

    Unaudited Condensed Consolidated Statements of Cash Flows for the
     six months ended October 31, 1998 and 1997.............................F-15

    Notes to Unaudited Condensed Consolidated Financial Statements..........F-16


(b) Pro forma financial information:

SPSS Inc.


   Unaudited Pro Forma Combined Condensed Consolidated Balance Sheet as of
    September 30, 1998......................................................F-17

   Unaudited Pro Forma Combined Condensed Consolidated Statement of Operations
    for the year ended December 31, 1997 .....................................  F-18

   Unaudited Pro Forma Combined Condensed Consolidated Statement of Operations
    for the nine months ended September 30, 1998 .............................  F-19

   Notes to Unaudited Pro Forma Combined Condensed
    Consolidated Financial Statements ........................................  F-20

Exhibits
------------------------------------------------------------------------------

   Independent Auditors' Consent .............................................  Ex. 23.1

               Integral Solutions Limited and Subsidiary Company
                               Directors' Report
                        For the Year Ended 30 April 1998

The directors present their report and the financial statements for the year ended 30 April 1998.

Principal activities
The principal activities of the group continue to be the sale of computer software products and associated services.

Year 2000
The company has in place a project to assess the risks and uncertainties associated with the Year 2000. This project is staffed internally and is expected to be completed (all identified issues resolved) by 31 December 1998. The cost of the project has not been quantified as most of the non-compliant hardware and software will be replaced before the year 2000 through the ususal asset replacement cycle. No significant additional external costs are anticipated in relation to the project.

Directors and their Interests
The directors who served during the year and their interest in the company were as stated below.

                             Class of share             Number of shares
                            ---------------             ----------------
                                                         1998      1997
                                                        ------    ------
T.A. Montgomery             Ordinary shares            586,083   586,083
L. Montgomery               Ordinary shares            144,948   144,948
C. Morton                   Ordinary shares             52,784    52,784
C. Shearer                  Ordinary shares             52,784    52,784
Dr. D.J. Schafer            Ordinary shares                -         -

Auditors
In accordance with Section 385 of the Companies Act 1985, a resolution proposing that Brooking Knowles & Lawrence be reappointed as auditors of the company will be put to the Annual General Meeting.

Directors Responsibilities
Company law requires the directors to prepare financial statements for each financial year which give a true and fair view of the state of affairs of the group and of the profit or loss of the group for that period. In so doing, the directors are required to:

-- select suitable accounting policies and then apply them consistently;
-- make judgements and estimates that are reasonable and prudent;
-- state whether applicable accounting standards have been followed, subject to any material departures disclosed and explained in the financial statements;
-- prepare the financial statements on the going concern basis unless it is inappropriate to presume that the group will continue in business.

The directors are responsible for maintaining proper accounting records that disclose with reasonable accuracy at any time the financial position of the group and enable them to ensure that the financial statements comply with the Companies Act 1985. They are also responsible for safeguarding the assets of the group and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

This directors' report has been prepared in accordance with the special provisions of Part VII of the Companies Act relating to small companies and groups.

This report was approved by the Board on September 7, 1998 .

/s/ L.F. Montgomery
L. Montgomery
Secretary

               Integral Solutions Limited and Subsidiary Company
       Auditor's Report to the Shareholders of Integral Solutions Limited
                        For the Year Ended 30 April 1998

We have audited the financial statements on pages 3 [F-3] to 13 [F-12] which have been prepared under the historical cost convention and the accounting policies set out on pages 7 [F-7] to 8 [F-8].

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS

As described on page 1 [F-1] the company's directors are responsible for the preparation of financial statements. It is our responsibility as auditors to form an independent opinion, based on our audit, on those statements and to report our opinion to you.

BASIS OF OPINION

We conducted our audit in accordance with auditing standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the group's and company's circumstances, consistently supplied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

OPINION

In our opinion the financial statements give a true and fair view of the state of affairs of the company and the group as at 30 April 1998 and of the profit of the group for the year then ended and have been properly prepared in accordance with the Companies Act 1985.


Dated 10 September 1998
      -----------------------

Clifton House
Bunnian Place
Basingstoke
Hampshire

                                          /s/ Brooking Knowles & Lawrence
                                          Brooking Knowles & Lawrence
                                          Chartered Accountants
                                          Registered Auditor

                Integral Solutions Limited and Subsidiary Company
                      Consolidated Profit and Loss Account
                        For the Year Ended 30 April 1998


                                                 Notes     1998         1997
                                                 -----  ----------  -----------
                                                            L.           L.
Turnover                                                 2,047,780    1,414,465
Cost of Sales                                             (142,121)     (72,306)
                                                        ----------   ----------
Gross profit                                             1,905,659    1,342,159
Administrative expenses                                 (1,859,754)  (1,501,036)
Other operating income                             3             -      604,844
                                                        ----------   ----------
Operating profit                                   4        45,905      445,967
Other interest receivable and similar income       5         4,697        4,776
Interest payable and similar charges                        (2,732)     (15,336)
                                                        ----------   ----------
Profit on ordinary activities before taxation               47,870      435,407
Tax on profit on ordinary activities               6       (34,225)    (125,912)
                                                        ----------   ----------
Profit for the year                               15        13,645      309,495
                                                        ==========   ==========

                Integral Solutions Limited and Subsidiary Company
                 Statement of Total Recognised Gains and Losses
                        For the Year Ended 30 April 1998



                                                                  1998    1997
                                                                 ------  -------
                                                                   L.      L.
Profit for the current year                                      13,645  309,495
Currency translation differences on Foreign currency net
investments                                                       2,238        -
                                                                 ------  -------
Total recognized gains and losses relating to the year           15,883  309,495
                                                                 ======  =======

               Integral Solutions Limited and Subsidiary Company
                           Consolidated Balance Sheet
                              As at 30 April 1998


                                       Notes         1998                 1997
                                      ------  ------------------   -------------------
                                                 L.        L.         L.         L.
Fixed Assets                             8               113,173               102,004
Tangible assets                          9                 9,013                 8,000
                                                         -------               -------
Investments                                              122,186               110,004
Current assets
Stock and work in progress                      60,702               109,953
Debtors
- amounts falling due after one year    10      98,684               186,430
- amounts falling due within one year   10     698,830               422,445
Cash at bank and in hand                        45,460               368,812
                                              --------             ---------
                                               903,676             1,087,640
Creditors: Amounts falling due
within one year                         11    (565,840)             (844,164)
                                              --------             ---------
Net current assets                                       337,836               243,476
                                                         -------               -------
Total assets less current liabilities                    460,022               353,480
Creditors: Amounts falling due after
more than one year                      12               (90,659)                    -
                                                         -------               -------
Net assets                                               369,363               353,480
                                                         =======               =======
Capital and reserves
Called up share capital                 14                 9,300                 9,300
Share premium account                                     24,939                24,939
Profit and loss account                 15               335,124               319,241
                                                         --------              -------
Shareholders' Funds (equity
interests)                              16               369,363               353,480
                                                         =======               =======

These financial statements have been prepared in accordance with the special provision of Part VII of the Companies Act 1985 relating to small companies and groups.

The financial statements on pages 3 [F-3] to 13 [F-12] were approved by the Board of Directors and signed on its behalf by:


/s/ T.A. Montgomery
-------------------
T.A.Montgomery                           Dated  September 7, 1998

/s/ L.F. Montgomery
-------------------
L. Montgomery                            Dated  September 7, 1998

Directors

               Integral Solutions Limited and Subsidiary Company
                             Company Balance Sheet
                              As at 30 April 1998


                                       Notes         1998                 1997
                                       -----  ------------------   -------------------
                                                  L.        L.          L.        L.
Fixed Assets                             8               100,856                96,591
Tangible assets                          9                 9,629                 8,616
                                                         -------               -------
Investments                                              110,485               105,207
Current assets
Stock and work in progress                      60,702               109,953
Debtors
- amounts falling due after one year    10      98,684               186,430
- amounts falling due within one year   10     623,069               465,240
Cash at bank and in hand                        43,146               309,980
                                              --------             ---------
                                               825,601             1,071,603
Creditors: Amounts falling due
within one year                         11    (507,817)             (822,714)
                                              --------             ---------
Net current assets                                       317,784               248,889
                                                         -------               -------
Total assets less current liabilities                    428,269               354,096
Creditors: Amounts falling due after
more than one year                      12               (60,528)                    -
                                                         -------               -------
Net assets                                               367,741               354,096
                                                         =======               =======
Capital and reserves
Called up share capital                 14                 9,300                 9,300
Share premium account                                     24,939                24,939
Profit and loss account                 15               333,502               319,857
                                                         -------               -------
Shareholders' Funds (equity
interests)                              16               367,741               354,096
                                                         =======               =======

These financial statements have been prepared in accordance with the special provision of Part VII of the Companies Act 1985 relating to small companies and groups.

The financial statements on pages 3 [F-3] to 13 [F-12] were approved by the Board of Directors and signed on its behalf by:


/s/ T.A. Montgomery
-------------------
T.A.Montgomery                              Dated September 7, 1998

/s/ L.F. Montgomery
-------------------
L. Montgomery                               Dated September 7, 1998

Directors

               Integral Solutions Limited and Subsidiary Company
                       Notes to the Financial Statements
                        For the Year Ended 30 April 1998

1    ACCOUNTING POLICIES

1.1  Accounting convention
     The financial statements are prepared under the historical cost convention and include the results of the company's operations as indicated in the directors' report all of which are continuing.

     The company has taken advantage of the exemption in Financial Reporting Standard No. 1 from the requirement to produce a cash flow statement on the grounds that it is a small group.

1.2  Basis of consolidation
     The group accounts consolidate the accounts of the company and its subsidiary. All companies in the group have accounting years ending 30 April. All intra group profits are eliminated.

     The accounts are consolidated using the net investment method with the profit and loss being translated at the closing rate. Exchange differences arising on translation are taken directly to reserves.

     The investment in the associated company (Infermed Limited) is stated at cost as the company only commenced on 23rd March 1998. As at the year end the directors believe cost represents a close approximation of the groups interest in this company's net assets.

     As permitted by Section 230 of the Companies Act 1985, the holding company's profit and loss account has not been included in these financial statement.

1.3  Turnover
     Turnover represents the amounts receivable for goods and services provided in the UK net of VAT and trade discounts.

1.4  Tangible fixed assets and depreciation
     Tangible fixed assets are stated at cost less depreciation. Depreciation is provided at rates calculated to write off the cost less estimated residual value of each asset over its expected useful life, as follows:

     Computer equipment                  -33 1/3% straight line
     Fixtures, fittings and
       equipment                         -10% straight line

1.5  Leasing
     Rentals payable under operating leases are charged against income on a straight line basis over the lease term.

1.6  Investments
     Fixed assets investments are stated at cost less provision for diminution in value.

1.7  Stock and work in progress
     Stock and work in progress are valued at the lower of cost and net realizable value.

1.8  Pension
     The company operates a defined contribution pension scheme. The assets of that scheme are held separately from those of the company in an independently administered fund.

1.9  Deferred taxation
     Provision is made for deferred taxation using the liability method to take account of timing differences between the incidence of income and expenditure for taxation and accounting purposes except to the extent that the directors consider that a liability to taxation is unlikely to crystallize.

1.10 Foreign currency translation

     Monetary assets and liabilities denominated in foreign currencies and assets and liabilities of subsidiaries in foreign currencies are translated into sterling at the rates of exchange ruling at the accounting date.

     Transactions in foreign currencies are recorded at the rate ruling at the date of the transaction. All differences are taken to profit and loss account except differences arising on the retranslation of opening net investments in subsidiary companies which are taken reserves.

2    TURNOVER

     In the year to 30 April 1998 28% of the groups' turnover was to markets outside the United Kingdom.


3    OTHER OPERATING INCOME

                                                1998                  1997
                                              --------              --------
                                                 L.                    L.
     Exceptional gain                            --                  604,844
                                              ========              ========

     Being the disposal of the business of the development and exploitation of the software and related products and applications under the name "ISS".

 4   OPERATING PROFIT

                                                1998                  1997
                                              --------              --------
                                                 L.                    L.
     Operating profit is stated
       after charging:
     Deprecation of tangible assets             57,226                39,914
     Losses on foreign currencies                2,842                18,511
     Operating lease rentals
     - Plant and machinery                      24,163                17,369
     - Land and buildings                       45,000                45,000
     Auditors' remuneration                      5,250                 3,675
     Directors' emoluments                     190,269               233,805
     Directors' pension costs                    7,111                27,410
     Staff pension costs                        21,829                14,307
                                              ========              ========
     Directors emoluments
       (including benefits in kind)            190,269               233,805
     Payments to a defined contribution
       pension scheme                            7,111                27,410
                                              --------              --------
                                               197,380               261,215
                                             =========              ========

     Five directors have benefits accruing under a defined contribution scheme (1997: five).

5    OTHER INTEREST RECEIVABLE AND SIMILAR INCOME

                                                1998                  1997
                                              --------              --------
                                                 L.                    L.
     Bank interest received                      4,697                 4,776
                                              ========              ========

6    TAXATION

                                                1998                  1997
                                              --------              --------
                                                 L.                    L.
     UK Current year taxation
     UK Corporation tax at 21% (1997-28.22%)    11,882               125,912
     Prior years
     Corporation tax under provided             22,343                    --
                                              ========              --------
                                                34,225               125,912
                                              ========              ========

7    PROFIT FOR THE FINANCIAL YEAR

                                                1998                  1997
                                              --------              --------
                                                 L.                    L.
     Dealt with in the accounts of
       the holding company                      13,645               310,111
                                              ========              ========

8   TANGIBLE ASSETS
    Group

                                                  Fixtures
                                  Computer       fittings &
                                 equipment        equipment        Total
                                 ----------      -----------     ----------
                                     L.              L.               L.
    Cost
    At 1 May 1997                   282,874           19,949        302,823
    Additions                        65,645            2,905         68,550
    Foreign exchange                   (173)               -           (173)
                                 ----------      -----------     ----------
    At 30 April 1998                348,346           22,854        371,200
                                 ==========      ===========     ==========
    Depreciation
    At 1 May 1997                   187,285           13,534        200,819
    Charge for year                  55,773            1,453         57,226
    Foreign exchange                    (18)               -            (18)
                                 ----------      -----------     ----------
    At 30 April 1998                243,040           14,987        258,027
                                 ==========      ===========     ==========
    Net book values
    At 30 April 1998                105,306            7,867        113,173
                                 ==========      ===========     ==========
    At 30 April 1997                 95,589            6,415        102,004
                                 ==========      ===========     ==========

                                                  Fixtures
                                  Computer       fittings &
                                 equipment        equipment        Total
                                 ----------      -----------     ----------
                                     L.              L.               L.
    Cost
    At 1 May 1997                   276,885           19,949        296,834
    Additions                        55,335            2,905         58,240
                                 ----------      -----------     ----------
    At 30 April 1998                332,220           22,854        355,074
                                 ==========      ===========     ==========
    Depreciation
    At 1 May 1997                   186,709           13,534        200,243
    Charge for year                  52,522            1,453         53,975
                                 ----------      -----------     ----------
    At 30 April 1998                239,231           14,987        254,218
                                 ==========      ===========     ==========
    Net book values
    At 30 April 1998                 92,989            7,867        100,856
                                 ==========      ===========     ==========
    At 30 April 1997                 90,176            6,415         96,591
                                 ==========      ===========     ==========

9   FIXED ASSET INVESTMENTS
    Shares in group undertakings and participating interests

                                        Integral
                                       Solutions                  ISL
                            Infermed  (Asia) PTE  Group      Decision  Company
                             Limited     Limited  Total  Systems Inc.    Total
                            --------  ----------  -----  ------------  -------
                                L.         L.       L.        L.          L.
Cost
At 1 May 1997                      -       8,000  8,000           616    8,616
Purchase of shares capital     1,013           -  1,013             -    1,013
                            --------  ----------  -----  ------------  -------
At 30 April 1998               1,013       8,000  9,013           616    9,629
                            ========  ==========  =====  ============  =======
Net book values
At 30 April 1998               1,013       8,000  9,013           616    9,629
                            ========  ==========  =====  ============  =======
At 30 April 1997                   -       8,000  8,000           616    8,616
                            ========  ==========  =====  ============  =======

In the opinion of the directors the aggregate value of the company's investment in subsidiary undertakings is not less than the amount included in the balance sheet.


Holdings of more than 10%.

The company holds more than 10% of the share capital of the following companies


                                               Country of registration   Shares held
Company                    Nature of business  or incorporation          Class %
-------                    ------------------  ------------------------  -----------
ISL Decision Systems Inc.  Software            United States of America  Ordinary 75
Integral Solutions
  (Asia) PTE Ltd.          Distributor         Republic of Singapore     Ordinary 20
Infermed Limited           Medical systems     England and Wales         Ordinary 35

The shares in Integral Solutions (Asia) PTE Limited are held in trust for the company by T.A. Montgomery, a director of this company.


10   DEBTORS

                                          Group            Company
                                     ----------------  ----------------
                                       1998     1997     1998     1997
                                     -------  -------  -------  -------
                                        L.       L.       L.       L.
Trade debtors                        762,024  576,157  660,537  576,157
Amounts owed by groups undertakings        -        -   29,059   44,514
Other debtors                          7,500    8,726    7,500    7,500
Prepayments and accrued income        27,990   23,992   24,657   23,499
                                     -------  -------  -------  -------
                                     797,514  608,875  721,753  651,670
                                     =======  =======  =======  =======

     Amounts falling due after more than one year and included in the debtors above are:

                                          Group            Company
                                     ----------------  ----------------
                                       1998     1997     1998     1997
                                     -------  -------  -------  -------
                                        L.       L.       L.       L.
Trade debtors                         98,684  186,430   98,684  186,430
                                     =======  =======  =======  =======

11 CREDITORS: Amounts falling due within one year

                                            Group                  Company
                                       ------------------    ------------------
                                         1998       1997       1998       1997
                                       -------    -------    -------    -------
                                          L.         L.         L.         L.
Bank loans and overdrafts               39,948     75,821     39,948     75,821
Payments on account                     33,684          -     33,684          -
Trade creditors                        121,296    181,075    121,296    181,075
Corporation tax payable                 43,219    125,949     43,219    125,949
Other tax and social security           65,553     27,542     65,553     27,542
Other creditors                              -    235,586          -    235,586
Accruals and deferred income           262,140    198,191    204,117    176,741
                                       -------    -------    -------    -------
                                       565,840    844,164    507,817    822,714
                                       =======    =======    =======    =======

12   CREDITORS: Amounts falling due after more than one year


                                            Group                  Company
                                       ------------------    ------------------
                                         1998       1997       1998       1997
                                       -------    -------    -------    -------
                                          L.         L.         L.         L.
Accruals and deferred income            90,659       -        60,528       -
                                       =======    =======    =======    =======

13   SECURED CREDITORS

The aggregate value of creditors for which security has been given amounted to L.39,948 (1997 L.75,821)


14   SHARE CAPITAL


                                                                1998       1997
                                                              -------    -------
                                                                 L.         L.
Authorized
1,000,000 Ordinary shares of 1p each                          10,000      10,000
                                                              ------      ------
Allotted called up and fully paid
930,000 Ordinary shares of 1p each                             9,300       9,300
                                                              ------      ------

15   PROFIT AND LOSS ACCOUNT

                                            Group                  Company
                                       ------------------    ------------------
                                         1998       1997       1998       1997
                                       -------    -------    -------    -------
                                          L.         L.         L.         L.
Retained profits at 1 May 1997         319,241      9,746    319,857      9,746
Profit for the year                     13,645    309,495     13,645    310,111
Foreign exchange                         2,238          -          -          -
                                       -------    -------    -------    -------
Retained profits as 30 April 1998      335,124    319,241    333,502    319,857
                                       =======    =======    =======    =======

16   RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS


                                            Group                  Company
                                       ------------------    ------------------
                                         1998       1997       1998       1997
                                       -------    -------    -------    -------
                                          L.         L.         L.         L.
Profit for the financial year           15,883    309,495     13,645    310,111
Opening shareholders' funds            353,480     43,985    354,096     43,985
                                       -------    -------    -------    -------
Closing shareholders' funds            369,363    353,480    367,741    354,096
                                       =======    =======    =======    =======

17   FINANCIAL COMMITMENTS

At 30 April 1998 the Group had annual commitments under non-cancellable operating leases as follows:

                                            Group                  Company
                                       ------------------    ------------------
                                         1998       1997       1998       1997
                                       -------    -------    -------    -------
                                          L.         L.         L.         L.
Expiry date:
Within one year                              -          -      3,077      6,615
After one year but within five years    45,000     45,000     23,833      3,068
                                       -------    -------     ------    -------
                                        45,000     45,000     26,910      9,683
                                       =======    =======     ======    =======

18   TRANSACTIONS WITH DIRECTORS

Integral Solutions Limited has an interest in transactions with Integral Solutions (Asia) PTE Limited due to its shareholding in this company. Sales of L.50,925 (1997: L.33,509) and purchases of Nil (1997: L.660) were made to this company during the year. At the year end the debtor and creditor balances stood at L.15,305 (1997: L.26,970) and Nil (1997: L.660) respectively.

T.A. Montgomery, L. Montgomery, C. Morton, C. Shearer and Dr. D.J. Schafer who are directors of this company are also minority shareholders of ISL Decision Systems Inc. a company incorporated in the United States. Loans were made to this company of L.133,905 during 1997. Royalty sales during the year, and the year end debtor stood at L.98,831 (1997: Nil). Against these debts is a provision of L.201,708 (1997: L.77,539).

T.A. Montgomery and L. Montgomery have provided a personal guarantee in favour of the bank overdraft of L.100,000.

T.A. Montgomery and L. Montgomery have been paid interest on loans made in previous years amounting to L.1,753 (1997: L.11,012).

19   CONTINGENT LIABILITIES

The company and the group have no material contingent liabilities at 30 April 1998 (1997: Nil).

20   ULTIMATE CONTROLLING PARTY

The ultimate controlling parties are T.A. Montgomery and L. Montgomery by virtue of their 78.6% holding in the company.

               Integral Solutions Limited and Subsidiary Company
                 Unaudited Condensed Consolidated Balance Sheet
                                 (in thousands)

                                                          October 31, 1998
                                                          -----------------
CURRENT ASSETS:
Cash and cash equivalents                                            $   36
Accounts receivable, net of allowances                                1,225
Inventories                                                             229
Prepaid expenses and other current assets                                55
                                                           ----------------
Total current assets                                                  1,545
                                                           ----------------
EQUIPMENT AND LEASEHOLD IMPROVEMENTS, at cost:
Furniture, fixtures and office equipment                                 39
Computer equipment and software                                         592
                                                           ----------------
                                                                        631
Less accumulated depreciation and amortization                          483
                                                           ----------------
Net equipment and leasehold improvements                                148
                                                           ----------------
                                                                     $1,693
                                                           ================
CURRENT LIABILITIES:
Notes payable                                                        $   45
Accounts payable                                                        330
Other accrued liabilities                                                53
Income taxes and value added taxes payable                               90
Customer advances                                                        70
Deferred revenues                                                       500
                                                           ----------------
Total current liabilities                                             1,088
                                                           ----------------
Total stockholders' equity                                              605
                                                           ----------------
                                                                     $1,693
                                                           ================

See accompanying notes to unaudited condensed consolidated financial statements.

               Integral Solutions Limited and Subsidiary Company
           Unaudited Condensed Consolidated Statements of Operations
                                 (in thousands)


                                          For the six months ended October 31,
                                         --------------------------------------
                                                1998                1997
                                         ------------------  ------------------
Net revenue                                         $1,682               $1,530
Cost of revenues                                        58                   95
                                         -----------------   ------------------
Gross profit                                         1,624                1,435
Operating expenses                                   1,625                1,376
                                         -----------------   ------------------
Operating Income (loss)                                 (1)                  59
                                         -----------------   ------------------
Other Income                                             1                    5
                                         -----------------   ------------------
Income before income taxes                               -                   64
Income tax expense                                       -                   13
                                         -----------------   ------------------
Net income                                          $    -               $   51
                                         =================   ==================

See accompanying notes to unaudited condensed consolidated financial statements.

               Integral Solutions Limited and Subsidiary Company
           Unaudited Condensed Consolidated Statements of Cash Flows
                                 (in thousands)


                                           For the six months ended October 31,
                                           ------------------------------------
                                                 1998                1997
                                           ----------------   -----------------
Cash flows from operating activities:
Net income                                             $  -               $  51
Adjustments to reconcile net income to
  net cash used in operating activities:
Depreciation and amortization                            50                  41
Changes in assets and liabilities:
 Accounts receivable                                     75                (143)
 Inventories                                           (126)                 44
 Prepaid expenses and other current assets               (6)                 (7)
 Customer advances                                       14                 140
 Accounts payable                                        13                (460)
 Other accrued expenses                                 (33)               (161)
 Income taxes and value added taxes
  Payable                                               (45)                 36
 Deferred revenues                                       28                 (35)
                                           ----------------    ----------------
Net cash used in operating activities                   (30)               (494)
                                           ----------------    ----------------
Cash flows from investing activities:
 Capital expenditures                                    (9)                (51)
Cash flows from financing activities:
 Net borrowings on notes payable                          -                  50
Net change in cash and cash equivalents                 (39)               (495)
Cash and cash equivalents at beginning
   of period                                             75                 601
                                           ----------------    ----------------
Cash and cash equivalents at end of period             $ 36               $ 106
                                           ================    ================

See accompanying notes to unaudited condensed consolidated financial statements.

                    Notes to Unaudited Condensed Consolidated
                              Financial Statements

Note A - Basis of Presentation

The accompanying unaudited condensed consolidated financial statements reflect all adjustments which, in the opinion of management, are necessary for a fair presentation of the results of the interim periods presented.
All such adjustments are of a normal recurring nature.

These condensed consolidated financial statements should be read in conjunction with the Integral Solutions Limited audited consolidated financial statements and notes thereto for the year ended April 30, 1998, included elsewhere herein.

                                   SPSS Inc.
       Unaudited Pro Forma Combined Condensed Consolidated Balance Sheet
                            As of September 30, 1998
                                 (In Thousands)


                                                                      Pro Forma         Pro-Forma
                                                  SPSS       ISL      Adjustments       Combined
                                                 -------    ------   ---------------    ---------
CURRENT ASSETS:
Cash and cash equivalents                        $12,930    $   36           ($2,032)B    $10,934
Accounts receivable, net of allowances            28,160     1,225                 -       29,385
Inventories                                        2,769       229                 -        2,998
Prepaid expenses and other current assets          2,589        55                 -        2,644
                                                 -------    ------    --------------    ---------
Total current assets                              46,448     1,545            (2,032)      45,961
                                                 -------    ------    --------------    ---------
EQUIPMENT AND LEASEHOLD IMPROVEMENTS, at cost
Land and building                                  1,758         -                 -        1,758
Furniture, fixtures and office equipment           7,162        39                 -        7,201
Computer equipment and software                   21,243       592                 -       21,835
Leasehold improvements                             6,092         -                 -        6,092
                                                 -------    ------    --------------    ---------
                                                  36,255       631                 -       36,886
Lease accumulated depreciation and amortization   21,991       483                 -       22,474
                                                 -------    ------    --------------    ---------
Net equipment and leasehold improvements          14,264       148                 -       14,412
                                                 -------    ------    --------------    ---------
Capitalized software developments costs, net
of accumulated amortization                        8,148         -             1,313 B      9,461
Goodwill, net of accumulated amortization            938         -             1,324 B      2,262
Deferred income taxes                              2,586         -                 -        2,586
Other assets                                       1,578         -             1,259 B      2,837
                                                 -------    ------    --------------    ---------
                                                 $73,962    $1,693           $ 1,864      $77,519
                                                 =======    ======    ==============    =========
CURRENT LIABILITIES:
Notes payable                                    $     -    $   45             6,776 B    $ 6,821
Accounts payable                                   5,201       330                 -        5,531
Accrued royalties                                    450         -                 -          450
Accrued rent                                         523         -                 -          523
Other accrued liabilities                          8,648        53                 -        8,701
Income taxes and value added taxes payable         3,521        90              (343)B      3,268
Customer advances                                    353        70                 -          423
Deferred revenues                                  8,635       500                 -        9,135
                                                 -------    ------    --------------   ----------
Total current liabilities                         27,331     1,088             6,433       34,852
                                                 -------    ------    --------------   ----------
Deferred income taxes                              1,936         -               998 B      2,934
Other noncurrent liabilities                       1,182         -                 -        1,182
Stockholders' equity                              43,513       605            (5,567)B     38,551
                                                 -------    ------    --------------   ----------
                                                 $73,962    $1,693            $1,864      $77,519
                                                 =======    ======    ==============   ==========

See accompanying notes to unaudited pro forma combined condensed consolidated financial statements.

                                   SPSS Inc.
  Unaudited Pro Forma Combined Condensed Consolidated Statement of Operations
                          Year Ended December 31, 1997
                (In thousands, except share and per share data)

                                    Pro Forma                       Pro Forma
                                 SPSS        ISL     Adjustments    Combined
                              ----------  ---------  -----------    -----------
Net revenues                  $ 110,644      $3,369      $     -     $  114,013
Cost of revenues                  9,835         234          404 C1      10,473
                              ---------   ---------  -----------    -----------
Gross profit                    100,809       3,135         (404)       103,540
Operating expenses               93,823       3,060          453 C1      97,336
                              ---------   ---------  -----------    -----------
Operating income                  6,986          75         (857)         6,204
                              ---------   ---------  -----------    -----------
Other income (expense)             (162)          3         (569)C2        (728)
                              ---------   ---------  -----------    -----------
Income before income taxes        6,824          78       (1,426)         5,476
Income tax expense (benefit)      3,242          56         (442)C3       2,856
                              ---------   ---------  -----------    -----------
Net income                    $   3,582      $   22        ($984)    $    2,620
                              =========   =========  ===========    ===========
Basic earnings per share          $0.41                              $     0.30
Shares used in computing
basic earnings per share      8,787,403                               8,787,403
Diluted earnings per share        $0.37                              $     0.27
Shares used in computing
diluted earnings per share    9,626,114                               9,626,114


See accompanying notes to unaudited pro forma combined condensed consolidated financial statements.

                                   SPSS Inc.
  Unaudited Pro Forma Combined Condensed Consolidated Statement of Operations
                      Nine Months Ended September 30, 1998
                (In thousands, except share and per share data)


                                                                         Pro Forma
                                                     SPSS        ISL     Adjustments           Pro Forma Combined
                                                   ---------  ---------  --------------------  ------------------
Net revenues                                       $  87,269     $2,652             $      -          $   89,921
Cost of revenues                                       7,525         84                  303               7,912
                                                   ---------  ---------  -------------------   -----------------
Gross profit                                          79,744      2,568                 (303)             82,009
Operating expenses                                    65,348      2,466                  340              68,154
                                                   ---------  ---------  -------------------   -----------------
Operating income                                      14,396        102                 (643)             13,855
                                                   ---------  ---------  -------------------   -----------------
Other income (expense)                                   125          1                 (427)               (301)
                                                   ---------  ---------  -------------------   -----------------
Income before income taxes                            14,521        103               (1,070)             13,554
Income tax expense (benefit)                           4,980         22                 (332)              4,670
                                                   ---------  ---------  -------------------   -----------------
Net income                                         $   9,541     $   81                ($738)         $    8,884
                                                   =========  =========  ===================   =================
Basic earnings per share                               $1.07                                          $     0.99
Shares used in computing basic earnings per share  8,949,088                                           8,949,088
Diluted earnings per share                             $1.00                                          $     0.93
Shares used in computing diluted earnings per
share                                              9,565,561                                           9,565,561

See accompanying notes to unaudited pro forma combined condensed consolidated financial statements.

         Notes to Unaudited Pro Forma Combined Condensed Consolidated
                              Financial Statements

Note A - Description of Business Combination

On December 31, 1998, SPSS Inc. (SPSS) acquired all of the outstanding shares of capital stock of Integral Solutions Limited (ISL) for an aggregate purchase price of approximately $7 million. SPSS may be required to make additional payments up to approximately $7 million in future years to the former owners of ISL based upon the attainment of certain operating results by ISL. The amount of these payments was not determinable at December 31, 1998. Additional payments will be recorded as an adjustment to purchase price in the periods in which such payments are determinable.

The unaudited pro forma combined condensed consolidated financial statements combine the balance sheets of SPSS as of September 30, 1998 and ISL as of October 31, 1998 and the results of operations of SPSS for the year ended December 31, 1997 with ISL's results for the fiscal year ended April 30, 1998. Although the periods used to combine the annual period exceed 90 days, the impact of adjusting ISL's results to include an annual period within 90 days of SPSS' year end is not material to the pro forma results.

In addition, the pro forma results for the interim period combine SPSS for the nine months ended September 30, 1998 with ISL for the nine months ended October 31, 1998. ISL's results for the three months ended April 30, 1998 are included in both the annual and interim pro forma results. The results of ISL included in both the annual and interim results are net revenues of $996,000 and net income of $102,000.

Note B - Purchase Price Allocation

The expected purchase price allocation includes approximately $3.2 million of acquired in-process technology, $2.0 million of capitalized purchased and developed software, $1.7 million of other intangible assets and $1.7 million of goodwill.

The allocation of purchase price represents an estimate of the fair values of assets acquired and liabilities assumed, including estimated investment advisory, professional fees and other acquisition expenses expected to be incurred. The allocation is subject to change and is not necessarily indicative of the ultimate purchase price allocation.

The estimated charge for acquired in-process technology is reflected as a reduction of retained earnings in the accompanying unaudited pro forma combined condensed consolidated balance sheet as of September 30, 1998. Such charge has not been reflected in the unaudited pro forma combined condensed consolidated statements of operations.

The unaudited pro forma combined condensed consolidated balance sheet as of September 30, 1998 includes pro forma adjustments for the purchase price allocation noted above, as well as the impact of the items in Note C below since the assumed date of the acquisition of January 1, 1997.

Note C - Pro Forma Adjustments

The following adjustments are reflected in the unaudited pro forma combined condensed consolidated statements of operations under the columns headed "Pro Forma Adjustments."

(1)  Amortization of Intangibles

The unaudited pro forma combined condensed consolidated statements of operations includes pro forma adjustments for the amortization of the excess cost over net assets acquired using the straight-line method over

10 years, purchased and developed software using the straight-line method over 5 years, and other intangible assets using the straight-line method over 5 to 10 years.

(2)  Interest

The unaudited pro forma combined condensed consolidated statements of operations include adjustments to reduce interest income related to cash payments and increase interest expense related to increased borrowings from the acquisition.

(3)  Income Taxes

The related tax effect of the adjustments discussed above, other than the amortization of the excess cost over net assets acquired, has been reflected using an effective income tax rate of 34.5%.

                                   SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        SPSS INC.
                                        (Registrant)





                                         By:  /s/ Robert Brinkmann
                                              --------------------
                                              Robert Brinkmann,
                                              Controller


Date: March 12, 1999